UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3850 North Causeway, Suite 1770
Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On March 23, 2005, the Board of Directors of Newpark Resources, Inc. (“Newpark”) decided to separate the roles of Chairman of the Board and Chief Executive Officer and appointed David P. Hunt as Chairman of the Board. Mr. Hunt, 63, joined Newpark as a director in 1995 following a 32 year career at Consolidated Natural Gas Company, where he most recently served as President and Chief Executive Officer of CNG Producing Company, an oil and gas exploration company. For his services as Chairman of the Board, Mr. Hunt will receive, in lieu of the annual $35,000 fee paid to all directors, a director’s fee of $20,000 per month. No family relationship exists between Mr. Hunt and any director or officer of Newpark.

      James D. Cole, who formerly served as Chairman, continues as Chief Executive Officer of the Company.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: April 1, 2005	By:	/s/ Matthew W. Hardey
Matthew W. Hardey, Vice President
and Chief Financial Officer